Exhibit 3.1.1

Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions TransCanada Corporation Corporate name / Dénomination sociale 414844-4 Corporation number / Numéro de société I HEREBY CERTIFY that the articles of the JE CERTIFIE que les statuts de la société above-named corporation are amended under susmentionnée sont modifiés aux termes de section 178 of the Canada Business l'article 178 de la Loi canadienne sur les Corporations Act as set out in the attached sociétés par actions, tel qu'il est indiqué dans les articles of amendment. clauses modificatrices ci-jointes. Marcie Girouard Director / Directeur 2013-02-27 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Canada | Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
TransCanada Corporation

2 Corporation number
Numéro de la société
414844-4

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d'actions est modifiée comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Christine R. Johnston

Christine R. Johnston
403-920-7686

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3069 (2008/04)